FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                -----------------

The 2003 Annual Meeting of Stockholders of First Aviation Services Inc. (the "Annual Meeting") will be held at the offices of Aerospace Products International, Inc., 3778 Distriplex Drive North, Memphis, TN 38118 on Tuesday, June 10, 2003 at 9:30 a.m. CDT for the following purposes:

          1. To elect two directors for a term to expire at the Annual Meeting of Stockholders in the year 2006.

          2. To consider and vote upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2004.

          3. To consider and vote upon a proposal to amend the First Aviation Services Inc. Stock Incentive Plan.

          4. To act upon any and all matters incident to the foregoing and to transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

The Board of Directors, by resolution, has fixed the close of business on May 9, 2003 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Stockholders are invited to attend the Annual Meeting. Whether or not you expect to attend, WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. If you attend the Annual Meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the Annual Meeting. In order to vote your shares at the Annual Meeting, you must obtain a proxy issued in your name from the record holder.

Regardless of how many shares you own, your vote is very important, and we encourage you to exercise your right to vote. Please COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD TODAY.

                                     By order of the Board of Directors,

                                     Michael D. Davidson
                                     Secretary

Westport, Connecticut
May 15, 2003

                          FIRST AVIATION SERVICES INC.
                               15 Riverside Avenue
                           Westport, Connecticut 06880

                                 ---------------


                                 PROXY STATEMENT

                                -----------------

                                  Introduction

This proxy statement is furnished to the holders of common stock, par value $.01 per share (the "Common Stock"), of First Aviation Services Inc., a Delaware Corporation ("First Aviation" or the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Company's 2003 Annual Meeting of Stockholders to be held on June 10, 2003, in Memphis, TN, and at any adjournment or postponement thereof (the "Annual Meeting"). The Notice of Annual Meeting, this proxy statement, the accompanying proxy, the Company's Annual Report on Form 10-K for the year ended January 31,2003, and the Company's Annual Report are first being mailed to Stockholders on or about May 15, 2003.

The Company's principal executive offices are located at 15 Riverside Avenue, Westport, Connecticut 06880. Additional information about the Company can be found on the Company's worldwide web site at www.favs.com, or www.apiparts.com.

Record Date

The Board of Directors has fixed the close of business on May 9, 2003 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each such stockholder will be entitled to one vote on all matters to come before the Annual Meeting for each share of Common Stock held on the Record Date, and may vote in person or by proxy authorized in writing. On the Record Date, there were 7,251,370 shares of Common Stock issued and outstanding.

Matters to Be Considered

At the Annual Meeting, stockholders will be asked to consider and vote upon the election of two directors for a term to expire at the Annual Meeting of Stockholders in the year 2006, to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2004, and for the adoption of an amendment to the First Aviation Services Inc. Stock Incentive Plan. The Board of Directors does not know of any other matter to be brought before the Annual Meeting. If any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Quorum; Required Votes

In order to transact business at the Annual Meeting, a majority of the shares of Common Stock issued and outstanding on the Record Date must be present in person or represented by proxy at the Annual Meeting. Shares that are voted "FOR", "AGAINST", or "WITHHELD FROM" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and will be included in determining the number of shares that are represented and voted at the Annual Meeting with respect to such matter.

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of the nominated directors. Only shares of Common Stock that are voted in favor of a nominee will be counted toward that nominee's achievement of a plurality. Shares of Common Stock held by stockholders present in person at the Annual Meeting that are not voted for the nominee or shares held by stockholders represented at the Annual Meeting by proxy from which authority to vote for a nominee has been properly withheld (including broker non-votes) will not be counted towards the nominee's achievement of a plurality.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters is required for the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2004, and for the adoption of the amendment to the First Aviation Services Inc. Stock Incentive Plan. With respect to broker non-votes, the shares will be counted for purposes of determining the presence or absence of a quorum, but will not be considered entitled to vote at the Annual Meeting for such matter. Thus, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which the majority is calculated.

Voting and Revocation of Proxies

Stockholders are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company's Transfer Agent and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given, shares represented by properly executed proxies will be voted "FOR" the election of the nominee for director named herein, "FOR" the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending January 31, 2004, and "FOR" the adoption of the proposed amendment to the First Aviation Services Inc. Stock Incentive Plan.

Any proxy signed and returned by a stockholder may be revoked at any time before it is voted by filing with the Company's Transfer Agent, American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10038, written notice of such revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy.


1. Election of Directors (Proposal No. 1)

Nominees for election to the Board of Directors for a term expiring at the Annual Meeting of Stockholders in the year 2006.

Stanley J. Hill
Aaron P. Hollander

The nominees for director are Stanley J. Hill and Aaron P. Hollander. The Company's Certificate of Incorporation provides for a Board of Directors composed of three classes, each with a term of office of three years, expiring sequentially at successive Annual Meetings of Stockholders. The Board of Directors currently is comprised of five directors, two directors each in Class I and Class II, and one in Class III. The classes distinguish term of office only. If elected, the nominees will serve for a term to expire at the Annual Meeting of Stockholders in the year 2006.

The accompanying proxy will be voted for the election of the Board's nominee unless contrary instructions are given. The nominee at present is available for election as a member of the Board of Directors. If the nominee is unable to serve, the persons named as proxies intend to vote for such other person or persons as the Board of Directors may designate.

Background information for the nominees as well as the three directors continuing in office can be found under the caption "Directors".

Directors will be elected by a plurality of the shares of Common Stock represented in person or proxy at the Annual Meeting. If you do not wish your shares to be voted for any particular nominee, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy card.

The Board of Directors recommends a vote FOR the election of Stanley J. Hill and Aaron P. Hollander.

Members of the Board of Directors Continuing in Office:

Terms Expire at the 2004 Annual Meeting of Stockholders

Michael C. Culver

Robert L. Kirk

Term Expires at the 2005 Annual Meeting of Stockholders

Joseph J. Lhota

Directors

The directors of the Company are as follows:

Name                   Age           Positions
------------------    ------    ---------------------
Aaron P. Hollander     46       Chairman of the Board
Michael C. Culver      52       President, Chief Executive Officer and Director
Stanley J. Hill        61       Director
Robert L. Kirk         74       Director
Joseph J. Lhota        48       Director

     Aaron P. Hollander co-founded and has served as Chairman of the Board of Directors of the Company since March 1995. In 1985, Mr. Hollander, along with Mr. Culver, co-founded First Equity Group Inc. ("First Equity Group"), and has served as its President and Co-Chief Executive Officer since that time. First Equity Group's ownership interests, in addition to the Company, include First Equity Development Inc., an aerospace investment and advisory firm, ("First Equity"), Skip Barber Racing School, LLC ("Skip Barber") and Imtek, Inc., a printing company, ("Imtek"). Mr. Hollander is a director and serves as the President and Chief Executive Officer of Skip Barber, and is the Chairman of the Board of Directors of Imtek.

     Michael C. Culver co-founded and has served as President, Chief Executive Officer and Director of the Company since March 1995. Mr. Culver also serves as Chairman of the Board of the Company's majority owned subsidiary, Aerospace Products International, Inc. ("API"). Mr. Culver co-founded First Equity Group, along with Mr. Hollander, and has served as Co-Chief Executive Officer of First Equity Group since that time. Mr. Culver also serves as Chairman of the Board of Directors of Skip Barber and is a director and Vice President of Imtek.

     Stanley J. Hill has served as a Director since December 2000. In 2000, Mr. Hill retired as the President, Chief Executive Officer and Chairman of Kaiser Aerospace and Electronics Corporation and its parent, K Systems, Inc. (collectively, "Kaiser Aerospace"). Mr. Hill had been associated with Kaiser Aerospace for nearly 30 years.

     Robert L. Kirk has served as a Director since March 1997. In 1998, Mr. Kirk retired as the Chairman of British Aerospace Holdings, Inc., an international aerospace corporation. Mr. Kirk had been Chairman since 1992. Mr. Kirk served as Chairman and Chief Executive Officer of CSX Transportation, Inc., the railroad subsidiary of CSX Corporation, from 1990 to 1992, and was Chairman and Chief Executive Officer of Allied-Signal Aerospace Co. from 1986 to 1989.

     Joseph J. Lhota became a Director in April 2002. Mr. Lhota currently serves as Executive Vice President, Corporate Administration of Cablevision Systems Corporation. Prior to joining Cablevision, Mr. Lhota served various positions on former New York City Mayor Rudolph W. Giuliani's senior management team. From 1998 to 2001, he was New York's Deputy Mayor for Operations, overseeing the day-to-day operations of city government. Prior to his municipal service, Mr. Lhota spent 15 years in investment banking specializing in public finance. He served as director of public finance at CS First Boston Corporation and as a member of its Public Finance Management Committee. He also has been a managing director at Paine Webber Incorporated.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 21, 2003 by (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the executive officers named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable. Each of the persons listed in the table who beneficially own more than 5% of the outstanding shares of Common Stock maintains an address at 15 Riverside Avenue, Westport, Connecticut 06880, unless otherwise indicated.

Name and Address                                    Amount and Nature of
of  Beneficial Owner                              Beneficial Ownership (3)                           Percent of Class
--------------------                              ------------------------                           ----------------
First Equity Group Inc. (1)                              3,767,369                                    50.8%
Aaron P. Hollander (1)                                   3,767,369                                    50.8%
Michael C. Culver (1)                                    3,767,369                                    50.8%
Wynnefield Capital Management, LLC (2)                   2,160,944                                    29.1%
     450 Seventh Avenue, Suite 509
     New York, NY  10123
Gerald E. Schlesinger (3)                                  132,900                                     1.8%
     Aerospace Products International, Inc.
     3778 Distriplex Drive North
     Memphis, TN  38118
Michael D. Davidson (3)                                     48,738                                        *
Stanley J. Hill                                             14,730                                        *
Robert L. Kirk                                              31,231                                        *
Joseph J. Lhota                                              5,299                                        *
All directors and executive
     officers as a group (8 persons)                     4,000,197                                    53.9%
----------------------------------

* less than 1%

(1) Aaron P. Hollander and Michael C. Culver own, in the aggregate, all of the outstanding shares of First Equity Group Inc.

(2) Based upon a Form 4 dated January 14, 2003 and the Company's knowledge, Wynnefield Capital Management, LLC is composed of the Wynnefield Partners Small Cap Value, L.P., Channel Partnership II L.P., Wynnefield Small Cap Value Offshore Fund, Ltd., and the Wynnefield Small Cap Value, L.P.I.

(3) Includes 123,333 and 46,666 shares of common stock for Mr. Schlesinger and Mr. Davidson, respectively, issuable pursuant to vested stock option grants awarded under the First Aviation Services Inc. Stock Incentive Plan, and exercisable within sixty days.

Section 16 (a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission (the "SEC"). Directors and executive officers are required to furnish the Company with copies of all
Section 16 (a) forms that they file. Based upon a review of these filings, the Company believes that all such filings were made on a timely basis for the year ended January 31, 2003, except that two reports on Form 4 for Mr. Schlesinger were filed late.

Section 16 (a) of the Exchange Act also requires ten percent shareholders to file initial reports of ownership and reports of changes in ownership of the Company's Common Stock with the SEC. Ten percent shareholders are required to furnish the Company with copies of all Section 16 (a) forms that they file. Based upon a review of copies of filings submitted to the Company, the Company believes that all filings were made on a timely basis for the year ended January 31, 2003.


Committees of the Board of Directors and Meeting Attendance

During the year ended January 31, 2003, the Company's Board of Directors was comprised of Messrs. Culver, Hill, Hollander, Kirk, and Lhota. The Board of Directors held four regularly scheduled meetings during the year ended January 31, 2003 and one special meeting. Each director attended at least 75% of the meetings of the Board of Directors and at least a majority of the meetings of committees on which he served while a member thereof.

The Board of Directors has the following standing committees.

Executive Committee

The Executive Committee consists of two directors of the Company, Messrs. Culver and Hollander. The Executive Committee has the power and authority to exercise all of the powers and authority of the Board of Directors in managing the business affairs of the Company, except that it does not have the power and authority to: (i) amend the Certificate of Incorporation or Bylaws of the Company; (ii) adopt an agreement of merger or consolidation, or to recommend to the stockholders the sale, lease or exchange of all or substantially all of the Company's property and assets; (iii) recommend to stockholders a dissolution of the Company or a revocation of the dissolution; or (iv) declare a dividend or authorize the issuance of stock of the Company unless expressly authorized by a resolution of the Board of Directors.

Audit Committee

The Audit Committee consists of three directors of the Company, Messrs. Hill, Kirk and Lhota. All members of the Audit Committee are independent directors in accordance with the National Association of Securities Dealers listing standards. The Audit Committee is responsible for reviewing and discussing the Company's financial statements with management, including assumptions and judgments used in preparing such financial statements; for engaging the Company's independent auditors and reviewing with them the scope and timing of their audit services, and any other services which they are asked to perform, and their report on the Company's accounts following completion of the annual audit; and the Company's policies and procedures with respect to internal accounting and financial control. In addition, the Audit Committee considers whether the provision of certain non-audit services performed by the Company's independent auditors is compatible with maintaining the auditor's independence. The Audit Committee met four times during the year ended January 31, 2003. The Audit Committee is governed by a written charter approved by the Board of Directors.

Compensation Committee

The Compensation Committee consisted of two directors of the Company, Messrs. Hollander and Kirk. The Compensation Committee is responsible for making recommendations to the Board of Directors with respect to compensation and benefit levels of executive officers of the Company, including bonuses and stock option grants. Recommendations of the Compensation Committee are voted on by the independent members of the Board of Directors. The Compensation Committee met once during the year ended January 31, 2003. As of June 10, 2003, the Compensation Committee will be composed of Messrs. Hill, Kirk and Lhota.

Nominating Committee

The Company does not maintain a standing Nominating Committee, but, when required, a nominating committee is appointed. See "Stockholder Proposals and Nominations of Board Members" for a description of the procedures to be followed by stockholders in submitting recommendations for nominations of Directors.

Report from the Audit Committee

The following is a report of the Audit Committee with respect to the Company's audited consolidated financial statements for the fiscal year ended January 31, 2003:

- The Audit Committee has reviewed and discussed the audited consolidated financial statements with management, including the critical accounting policies and estimates used by management in preparing the consolidated financial statements;

- The Audit Committee has discussed with the Company's independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, "Communications with Audit Committees"; as amended, and,

- The Audit Committee has received the written disclosures and the letter from the Company's independent auditors as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", and has discussed with the independent auditors their independence.

Based on the review and discussions with the Company's management and independent auditors, as set forth above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, for filing with the SEC.

Respectfully submitted on April 21, 2003 by the members of the Audit Committee of the Board of Directors,

Stanley J. Hill
Robert L. Kirk
Joseph J. Lhota

In accordance with the rules of the SEC, the foregoing information, which is required by paragraphs (a) and (b) of Item 306 of Regulation S-K of the Exchange Act, shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject Regulation 14A of the Exchange Act, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation of Directors and Executive Officers

Board of Directors Compensation

Each of the Company's non-employee directors receives an annual director's fee of $20,000, payable quarterly in cash or stock. In addition, each director receives $1,000 for attendance at meetings of the Board of Directors or committees thereof. Members of the Board of Directors receive reimbursement for actual expenses of attendance at meetings. All of the non-employee directors have elected to have their compensation paid in the form of Company stock.

Compensation Committee and Board Interlocks and Insider Participation

During the year ended January 31, 2003, the Compensation Committee consisted of Messrs. Hollander and Kirk. Mr. Hollander is Chairman of the Board, and Mr. Culver is President and Chief Executive Officer. Messrs. Hollander and Culver own, in the aggregate, all of the outstanding shares of First Equity Group Inc., which beneficially owns 50.8% of the Common Stock. See "Certain Relationships and Related Transactions".

Report from the Compensation Committee and Board of Directors Regarding Executive Compensation

The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing the executive compensation philosophy of First Aviation and administering this philosophy and its relationship with the compensation paid to the Chief Executive Officer and each of the other executive officers. Recommendations of the Compensation Committee are voted on by the independent members of the Board of Directors.

The basic philosophy behind executive compensation at First Aviation is to reward the executive's performance so as to create long-term shareholder value. This pay-for-performance tenet is embedded in most aspects of an executive's total compensation package. Salary increases, bonuses and long-term incentive grants are reviewed annually to ensure consistency with the Company's overall compensation philosophy.

Base Salary

All decisions regarding base salary are made based upon individual performance as measured against pre-established individual objectives and competitive practice as measured by periodic compensation surveys. Base salaries are targeted at the median of a comparative group that includes peer group companies, similar to those reflected in the proxy performance graph, and general industry companies similar in size to First Aviation.

Bonus

Decisions regarding bonuses are made based upon reviews of analyses of historical compensation paid to the officers of the Company, including the performance and achievement of the Company's objectives, compensation paid to officers of other companies in the same sector as First Aviation, including the performance of those companies compared to First Aviation, and a performance review of the individual officer.

Long-Term Incentive Grants

Long-term incentive grants are considered for each executive. The grants are usually made in the form of incentive stock options. Aggregate stock holdings of the executives have no bearing on the size of long-term incentive grants. Restricted stock may be granted for specific reasons, such as (i) rewarding individual performance, (ii) recognizing Company performance, (iii) accommodating special situations, such as promotions, (iv) in lieu of other benefits, or (v) in an effort to remain market competitive.

Total Compensation

Approximately 50% of the total compensation of the Company's most senior executives is "at risk", based strictly upon the performance of the Company and the return to the stockholders. In addition, certain elements of the employee benefit package, such as the Company's voluntary Employee Stock Purchase Plan, are driven by increasing shareholder value.

Inherent in this "at risk" component is a heavy weighting toward long-term performance. At First Aviation, long-term incentives for the most senior executives can make up to half of the total amount of a senior executive's annual compensation. We believe this feature provides management with a long-term strategic incentive that will encourage the continued creation of shareholder value.

The Committee has access to national compensation surveys and the financial records of the Company. The Committee reviews each element of compensation to ensure that the total compensation delivered is reflective of the Company's performance, with input on market competitiveness. The executive compensation program is designed to provide compensation for performance. In the last review, the Committee confirmed that the executive compensation program was meeting the targeted objective.

Mr. Culver's base salary during the year ended January 31, 2003 was paid as determined by the Board of Directors. Mr. Culver also received a cash bonus of $175,000. Mr. Culver did not receive a stock award under the Company's plans.

Summary

Executive compensation at First Aviation is reviewed in depth by the Committee, the Board of Directors and senior management. The Committee believes there should be a strong link between the financial rewards of the executives and the success of the shareholder. The success of the shareholder is measured by the increase in shareholder value. The Committee believes that with the present plans in place management will continue to strive to increase shareholder value.

Respectfully submitted by the members of the Compensation Committee and the independent members of the Board of Directors,

Aaron P. Hollander
Robert L. Kirk
Stanley J. Hill
Joseph J. Lhota

Executive Compensation

                           Summary Compensation Table


The following table sets forth certain compensation information regarding compensation awarded to, earned by, or paid to the Company's Chief Executive Officer, and each of the other executive officers of the Company whose compensation exceeded $100,000 (collectively, the "Named Executive Officers"), for the years ended January 31, 2003, 2002, and 2001, respectively.

                                                                                          Long -Term
                                                                                          Compensation
                                                                                          Awards
                                                                                          Securities
                                                            Annual Compensation           Underlying
                                  Year ended             -------------------------        Options       All Other
Name and Principal Position       January 31,            Salary              Bonus        (#)         Compensation
---------------------------       -----------           --------          --------        ----------  ------------
Michael C. Culver                    2003               $250,000          $175,000               -              $-
Director, President and              2002               $241,667          $200,000               -              $-
Chief Executive Officer              2001               $250,000          $150,000               -              $-


Gerald E. Schlesinger                2003               $250,000          $175,000         100,000              $-
Senior Vice President                2002               $250,000          $200,000          50,000              $-
                                     2001               $250,000          $150,000          50,000              $-


Michael D. Davidson                  2003               $140,000           $35,000          20,000              $-
Chief Financial Officer
and Secretary

Stock Options

On December 20, 1996, the Company's stockholders approved the First Aviation Services Inc. Stock Incentive Plan (the "Plan"). The Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock grants and stock purchase rights. A total of 1,000,000 shares of common stock have been reserved for issuance under the Plan. Only employee stock options and shares issued to directors have been issued under the Plan.


                      Option Grants in the Last Fiscal Year

The following table sets forth information regarding stock options that were granted during the year ended January 31, 2003, to each of the officers named in the Summary Compensation Table.

                                                  Individual Grants
                           ------------------------------------------------------------------
                            Number of      Percent of
                            Securities     Total Options
                            Underlying     Granted to
                            Options        Employees in       Exercise or                         Grant Date
Name                        Granted (#)    Fiscal Year        Base Price      Expiration Date     Value (1)
------------------         ------------    -------------      ------------    ---------------     -----------
Michael C. Culver                -             -                 -                -                     $-

Gerald E. Schlesinger        100,000         45.5%             $4.82             2011              $177,000

Michael D. Davidson           20,000         9.1%              $4.82             2011              $35,400

     1. The grant date value was determined by using the Black-Scholes option-pricing model. The model as applied used the applicable grant date, the exercise price as shown in the table and the fair market value of the Company's Common Stock on the grant date. The model assumed (i) a risk-free return of 2.5%, (ii) a dividend yield of 0%,
          (iii) an average volatility factor of 0.374 and (iv) an expected life of five years. No discount from the theoretical value was taken to reflect the waiting period prior to vesting, the limited transferability of the options, and the likelihood of the options being exercised in advance of the final day of their terms. There is no assurance that the values actually realized upon the exercise of these options will be at or near the present values shown in the tables as of the date of grant. The Black-Scholes option pricing model is a widely used mathematical formula for estimating option values that incorporates various assumptions that may not hold true over the 10-year life of these options. For example, assumptions are required about the risk-free rate of return as well as the dividend yield and the volatility of the Common Stock over the 10-year period. Also, the Black-Scholes model assumes that an option holder can sell the option at any time at a fair price that includes a premium for the remaining time value of the option. However, an optionee can realize an option's value before maturity only by exercising and thereby sacrificing the option's remaining time value. Although the negative impact of this and other restrictions on the value of this type of option is well recognized, there is no accepted method for adjusting the theoretical option value for them. The values set forth in the table should not be viewed in any way as a forecast of performance of the Company's Common Stock, which will be influenced by future events and unknown factors.

                         Aggregated Option Exercises and
                          Fiscal Year-End Option Values

The following table sets forth certain information with respect to the option exercises and aggregate positions in stock options at January 31, 2003, held by each of the Named Executive Officers.

                                                                                         Value of
                                                                Number of Securities     Unexcercised
                                                                Underlying               In-The-Money
                                                                Unexercised Options      Options at Fiscal
                             Shares            Value            at Fiscal Year End       Year-End ($)
                             Acquired on       Realized         (#) Exercisable/         Excercisable/
         Name                Exercise (#)      $(1)             Unexercisable            Unexcercisable
---------------------       ---------------   -----------       --------------------     ---------------
Michael C. Culver                 -                -                    -                        $-

Gerald E. Schlesinger           2,500          $ 2,325            80,000/125,000                 $-

Michael D. Davidson             1,000          $   980            30,000/35,000                  $-

(1) Calculated by taking the difference between the stock price and exercise price of the option at the date of exercise multiplied by the number of options exercised.

Employment Contracts

None of the Named Executive Officers have employment contracts. In addition to base salaries, which are set by the Board of Directors, each officer receives:
(i) benefits, including bonus, stock options and other forms of compensation, which also are generally available to other employees of First Aviation in similar employment positions, (ii) reimbursement of reasonable business related expenses, and (iii) three weeks paid vacation a year, or as specified in the Company's personnel policies, whichever is greater.

Stock Performance Graph

The following graph compares the cumulative stockholder return on First Aviation Common Stock with The Russell 2000 Stock Index and a peer group index selected by the Company. The peer group is comprised of the following companies: AVTEAM, Inc., Kellstrom Industries, Inc., Aviation Sales Corporation, Aviall, Inc., and Satair A/S. The comparison assumes $100 was invested as of January 31, 1998, and the reinvestment of all dividends. On March 26, 2001 AVTEAM, Inc. filed for bankruptcy protection under the U.S. Bankruptcy Code. Its common stock was delisted on April 6, 2001. It was trading at $9.75 per share on January 31, 1998. Kellstrom Industries, Inc. was delisted on December 17, 2001, and filed for bankruptcy protection on February 21, 2002. Kellstrom was trading at $20.50 per share on January 31, 1998. As a result, both AVTEAM and Kellstrom have been eliminated from the peer group. Aviation Sales Corporation underwent a restructuring of its debt and equity during the year ended January 31, 2002, and its name was changed to Timco Aviation Services, Inc.


                       January 31,     January 31,   January 31,    January 31,   January 31,   January 31,
                           1998           1999           2000          2001           2002          2003
                           ----           ----           ----          ----           ----          ----
Peer Group               $100.00         $103.33       $ 35.51        $ 30.67       $ 23.20        $22.26
First Aviation           $100.00         $ 66.67       $ 74.07        $ 68.52       $ 72.59        $69.78
Russell 2000             $100.00         $ 99.34       $115.39        $118.20       $112.34        $86.54


Certain Relationships and Related Transactions

Upon the authorization of the independent members of the Board of Directors, effective February 1, 2002, the Company and First Equity entered into a two-year agreement relating to the allocation of potential investment and acquisition opportunities in the aerospace parts distribution and logistics businesses. Pursuant to the agreement, First Equity agreed that neither First Equity nor any of its majority-owned subsidiaries would, as a principal, consummate any acquisition of a majority interest in any business anywhere in the world (a "Covered Acquisition"), without first notifying the Company and providing the Company with the opportunity to choose to effect the Covered Acquisition for its own account. The Company's decision as to whether to effect the Covered Acquisition will be made by the independent members of the Board of Directors of the Company. The agreement is subject to early termination in the event First Equity reduces its ownership interest in the Company to less than 10% of the Company's outstanding voting securities. The agreement does not apply to any proposed acquisition by First Equity of any business that generates less than 15% of its aggregate net sales from aerospace parts distribution or logistics, nor to any advisory services performed by First Equity on behalf of third parties. This agreement replaced a similar expired agreement. The new agreement was on substantially the same terms and conditions as the expired agreement.

Effective February 1, 2002, the Company, upon the authorization of the independent members of the Board of Directors, entered into a two-year advisory agreement with First Equity. The advisory agreement was a renewal of a prior agreement on substantially the same terms and conditions. Pursuant to the terms of this agreement, First Equity provides the Company with investment and financial advisory services relating to potential acquisitions and other financial transactions. The Company pays First Equity a $30,000 monthly retainer, and reimburses First Equity for its out-of-pocket expenses. In addition, upon the successful completion of certain transactions, the Company will pay a fee to First Equity (the "Success Fee"). The amount of any Success Fee will be established by the independent members of the Board of Directors and will be dependent upon a variety of factors, including, but not limited to, the services to be provided, the size, and the type of transaction. Up to one year's worth of retainer fees paid can be applied as a credit against any Success Fee, subject to certain limitations. During each of the years ended January 31, 2003 and 2001, respectively, the Company paid First Equity retainer fees of $360,000. During the year ended January 31, 2002 the Company paid First Equity retainer fees of $340,000, as First Equity voluntarily reduced the amount its retainer fees for the four months ended January 31, 2002. The aggregate total of retainer fees paid over the last three years was $1,060,000. The agreement can be terminated by either party upon 30-days written notice to the other party.

The Company subleases from First Equity approximately 3,000 square feet of office space in Westport, Connecticut. The sublease, which became effective April 21, 1997, is for a period of ten years, and is cancelable by either party with six months notice. The Company has the option to renew the sublease for two additional five-year periods. Lease payments under this sublease totaled approximately $83,000, $91,500 and $94,600, for the years ended January 31, 2003, 2001, and 2001, respectively.

In addition, the Company paid Imtek approximately $37,000 for printing, insertion, and mailing services, and reimbursed Imtek approximately $69,000 for postage and supplies used. These services may be cancelled at any time.

The Company believes that the terms of the advisory agreement, the sublease agreement between the Company and First Equity, and the outside services are at least as favorable as the terms that would have been obtained by the Company from an unaffiliated third-party.


2. Appointment of Auditors (Proposal No. 2)

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent auditors for the year ended January 31, 2004, subject to ratification by our stockholders. Ernst & Young LLP has audited the Company's consolidated financial statements since 1995.

Representatives of Ernst & Young LLP are expected to be present the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so, and will be available to answer appropriate questions from stockholders.

If the foregoing proposal is not approved at the Annual Meeting, or if prior to the 2004 Annual Meeting of Stockholders, Ernst & Young LLP shall decline to act or otherwise become incapable of acting, or if its engagement shall otherwise be discontinued by the Board of Directors, then in any such case, the Board of Directors will appoint other independent auditors whose engagement for any period subsequent to the 2003 Annual Meeting will be subject to ratification by the Stockholders at the 2004 Annual Meeting of Stockholders.

The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young LLP as independent auditors for the year ended January 31, 2004.

Audit Fees

For the fiscal year ended January 31, 2003, the Company incurred fees to Ernst & Young LLP approximately as follows: audit fees, $342,400; financial systems design and implementation fees, $0; and all other fees, $0.


3. Proposal to Amend the First Aviation Services Inc. Stock Incentive Plan (Proposal No. 3)

The First Aviation Services Inc. Stock Incentive Plan (the "Plan") initially was adopted by the Company's Board of Directors and approved by the Company's stockholders on December 20, 1996. The purpose of the Plan is to promote the success of the Company by providing an additional means through the grant of awards to attract, motivate, retain and reward key employees of the Company, including officers, (whether or not directors), for high levels of individual performance and improved financial performance of the Company, and to attract, motivate and retain experienced and knowledgeable independent directors.

The Executive Committee to the Board of Directors has approved an amendment to the Plan to increase the number of shares of Common Stock available for issuance pursuant to grants thereunder by 200,000, and has directed that such amendment be submitted to the Company's stockholders for approval at the 2003 Annual Meeting. As of April 21, 2003, 85,304 shares had been issued to directors pursuant to the Plan, 160,800 stock options had been granted and exercised, 663,200 stock options have been issued and are outstanding, and 90,696 shares of the Company's Common Stock remained available for future grants, for a total of 1,000,000 shares. The Executive Committee believes that the proposed increase is necessary because of the need to continue to make grants under the Plan to attract, retain and motivate eligible persons. The effective date of the proposed amendment will be on the date such amendment is approved by the stockholders. Grants given pursuant to the Plan are approved by the Board of Directors (see below).

The following summary of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan. A copy of the Plan may be obtained by contacting the Company directly, or from the SEC website at www.sec.gov, under "Filings and Forms (EDGAR)" for First Aviation Services Inc.,
Exhibit 10.14 to Form Type S-1/A, (No. 333-18647), filed on February 24, 1997, as amended.

Administration of the Plan

The Plan is administered by the Compensation Committee, but all actions are approved by the independent members of the Board of Directors. All of the independent members of the Board of Directors are a "Non-Employee Director" as such term is defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended and an "Outside Director" as such term is defined for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

The Compensation Committee may act by vote at a meeting by a majority of its members in office, or by written consent. In addition to any other powers described herein, the Compensation Committee has the authority to select those eligible persons who may participate in the Plan and to determine the terms and conditions of their awards, including the number of shares subject thereto, subject only to the limitations of the Plan and applicable law. In addition, the Compensation Committee has the authority to construe and interpret the terms of the Plan and individual award agreements and make all other determinations and take any other action that is necessary or advisable for the administration of the Plan. A member of the Compensation Committee generally will not be liable for actions or determinations made in good faith with respect to the Plan.

Amendment, Suspension or Termination of the Plan

The Plan will terminate on December 19, 2006. However, the Board may, at any earlier time, suspend or terminate the Plan (without shareholder approval). Such termination typically will not affect rights of participants that accrued prior to such termination. The Board also may amend the Plan at any time.

Any amendment or termination of the Plan will not be made if it would adversely affect any material vested benefits under any awards without the consent of the affected recipients. The Compensation Committee may, with the consent of a participant, waive any conditions or rights with respect to, or amend, alter, suspend, discontinue or terminate any unexercised award.

Eligibility and Participation

Any officer (whether or not a director), other employees of the Company and its subsidiaries, any non-employee Director of the Company, or any individual consultant or advisor who renders bona fide services to the Company, as determined in the sole discretion of the Compensation Committee, is eligible to be granted awards under the Plan. The individuals eligible to participate in the Plan are referred to herein as an "Eligible Person". The Compensation Committee may grant an award to any Eligible Person who performs significant services for the benefit of the Company.

Shares Available for Awards and Terms of Awards

The Compensation Committee determines the number of shares subject to each award granted to an Eligible Person under the Plan, and the terms and conditions of such award, including the price (if any) to be paid to the Company for the shares or the award and, in the case of Performance Share Awards, the specific objectives, goals and performance criteria of such awards. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted during any calendar year to any Eligible Person may not exceed 150,000 shares. These shares may be unissued shares of the Company or reacquired shares bought on the open market for that purpose.

Under the Plan, each of the limits described above, as well as the kind of shares available, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding.

No Transferability

The Plan provides, with limited exceptions, that rights or benefits under any award are not assignable or transferable except by will or the laws of descent and distribution, and that only the Eligible Person (or, if the Eligible Person has suffered a disability, his or her legal representative) may exercise his or her award during the Eligible Person's lifetime. There are certain exceptions for transfers to members of the participant's family, charitable institutions or entities whose beneficiaries are members of the participant's family or charitable institutions pursuant to conditions that the Compensation Committee may establish. There also are exceptions for transfers to the Company, transfers pursuant to qualified domestic relations orders and, if authorized by the Compensation Committee, "cashless exercises" with unaffiliated third parties who provide financing, or otherwise facilitate the exercise of awards consistent with applicable legal standards.

Award Agreement

Each award must be evidenced by a written agreement (the "Award Agreement") executed by an authorized officer of the Company and, if required by the Compensation Committee, by the Eligible Person, containing all the terms and conditions of the award.

Possible Early Termination of Awards

In the event of a dissolution or liquidation of the Company, or a reorganization event such as a merger, consolidation, or sale of substantially all of the assets of the Company, in which the Company does not survive, any award granted under the Plan that has not vested or become exercisable prior to such dissolution or reorganization event will terminate, unless provision has been made for substitution, exchange or other settlement of the award pursuant to such event.

The Plan generally provides that if a Participant's employment by the Company terminates for any reason other than for cause (as determined in the discretion of the Compensation Committee), the Participant will have three months from the date of his or her severance to exercise his or her award to the extent it was exercisable on the date of severance. After such period of time, the award will terminate. In the case of a termination for cause, a Participant's award will automatically terminate on the date of severance. In no case, however, will the exercise period extend beyond the original expiration date of the award.

Nothing in the Plan confers upon an employee the right to remain in the employ of the Company, or to interfere with the right of the Company to reduce such employee's compensation.

Awards

          a.     Options

One or more options ("Options") may be granted to any Eligible Person. The Compensation Committee will designate options as either Incentive Stock Options, within the meaning of Section 422 of the Code, or Nonqualified Stock Options, those not meeting the requirements of the Code, and the appropriate designation will appear on the respective Award Agreement. However, only employees of the Company may be granted Incentive Stock Options. Award Agreements need not be identical and, as previously noted, the terms of individual Award Agreements are determined by the Compensation Committee, subject to the limitations described in the Plan.

No Option may be exercised more than 10 years (or, in the case of Incentive Stock Options granted to an individual who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company, five years) after the date it is granted or such shorter period as the Compensation Committee may determine. Specific exercise features are set forth in the applicable Award Agreements. Typically, options are exercisable until the expiration of the exercise period, subject to possible acceleration by the Compensation Committee and early termination as described above (see "Possible Early Termination of Awards").

The purchase price payable upon the exercise of an Incentive Stock Option must be at least equal to the fair market value of the Common Stock on the award date. However, with respect to Incentive Stock Options granted to a recipient who owns (or is deemed to own) more than 10% of the total combined voting power of all classes of stock of the Company, the exercise price must be at least equal to 110% of the fair market value of the Common Stock on the award date. Payment for the exercise may be made (i) in cash, check, or by electronic funds transfer, (ii) by notice and third party payment in such manner as may be authorized by the Compensation Committee, (iii) if authorized by the Compensation Committee, by a promissory note consistent with the requirements of the Plan, or (iv) subject to the Compensation Committee's approval, by delivery of shares of common stock of the Company already owned by the Eligible Person.

Holders of Options will have no rights as stockholders with respect to any shares covered by such Options until stock certificates are issued for such shares. Except as described above (see "Shares Available for Awards and Terms of Awards"), no adjustment will be made for cash dividends or distributions or other rights for which the record date is prior to the date the stock certificate is issued.

          b.     Stock Appreciation Rights

In its discretion, the Compensation Committee may grant a Stock Appreciation Right either concurrently with the grant of another award, with respect to an outstanding award, or independently of an award. A Stock Appreciation Right is the right to receive payment of an amount equal to the excess of the fair market value of the Common Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the related award (or the initial share value specified in the applicable Award Agreement). The Stock Appreciation Right may extend to all or a portion of the shares covered by the related award and a Stock Appreciation Right is only exercisable when and to the extent that the related award is exercisable (or as provided in the applicable Award Agreement).

Upon exercise of a Stock Appreciation Right, the participant receives, for each share with respect to which the Stock Appreciation Right is exercised, an amount equal to the excess of the fair market value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the exercise price of the related award or the initial share value specified in the applicable Award Agreement. The Compensation Committee, in its sole discretion, may provide for payment upon exercise of a Stock Appreciation Right to be solely in shares of Common Stock (valued at fair market value at date of exercise), in cash, or in a combination of Common Stock and cash.

          c.     Restricted Stock Awards

A Restricted Stock Award is an award of a fixed number of shares of Common Stock subject to vesting requirements and other restrictions. The Compensation Committee specifies the price, if any, that the participant must pay for such shares and the restrictions imposed on such shares. Restricted Stock awarded to a participant may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered during the restricted period. Stock certificates evidencing shares of restricted stock shall be held by the Company, or in trust or in escrow pursuant to an agreement satisfactory to the Compensation Committee, until the restrictions have expired. The applicable Award Agreement shall state whether the recipient of a Restricted Stock Award is entitled to receive any dividends pertaining to such shares prior to the time they have vested, and the extent to which cash paid or received in connection with a Restricted Stock Award must be returned in the event that any of the restricted shares subject to the award cease to be eligible for vesting. The participant may vote any restricted shares prior to the time they have vested.

          d.     Performance Share Awards

The Compensation Committee may, in its discretion, grant one or more Performance Share Awards to any participant based upon such factors (including financial and non-financial performance measures) as the Compensation Committee shall deem relevant in light of the specific type and terms of the award. The amount of cash or shares or other property that may be deliverable pursuant to such an award is based upon the degree of attainment over a specified period of such measure(s) of performance of the Company (or any part thereof) or the participant, as may be established by the Compensation Committee. In general, an Award Agreement shall specify the minimum, target and maximum number of shares (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the participant, the duration of the award and the conditions upon which delivery of any shares or cash to the participant will be based. No award shall be paid if minimal performance is not achieved. In addition, if the Compensation Committee determines in its sole discretion that established performance measures or objectives are no longer suitable because of a change in business operations, corporate or capital structure or other conditions that are appropriate, the Compensation Committee may modify performance measures and objectives as appropriate.

          e.     Stock Bonus Awards

The Compensation Committee may, in its discretion, grant Stock Bonuses to any participant. Stock Bonuses may contain conditions (including restrictions on shares). Stock Bonuses may be granted independently or in lieu of a cash bonus.

Federal Income Tax Consequences

          The following discussion of the federal income tax consequences relating to the exercise of any Award or any disposition of stock acquired under the Plan pursuant to an Award exercise is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Participants may also be subject to certain state and local taxes that are not described below. Accordingly, each Participant should consult his or her own tax adviser with respect to the application of the general principles discussed below to his or her particular situation, the advisability of making the elections described below, and the impact of state and local taxes.

          a.     Nonqualified Stock Options

The grant of a Nonqualified Stock Option under the Plan will not result in taxable income to the recipient at the time of the grant. When the holder exercises the Nonqualified Stock Option, however, he or she will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the Common Stock at the time of exercise. If the Option holder exercises the Option within six months of its date of grant and is subject to the restrictions on resale of Common Stock under Section 16(b) of the Exchange Act, such person instead generally recognizes ordinary income at the end of the six-month period following the date the Option was granted. Nevertheless, such a participant may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The Company is generally entitled to a corresponding deduction at the same time and in the same amounts as the income recognized by the Option holder.

If a holder of a Nonqualified Stock Option pays the Option exercise price solely in cash, his or her basis in the shares acquired is equal to the fair market value of the Common Stock on the date ordinary income is recognized and, upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held. The capital gains holding period for such shares commences as of the date ordinary income is recognized.

If a holder of a Nonqualified Stock Option pays the exercise price, in full or in part, with previously acquired shares of Common Stock, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock received over the exercise price. No additional gain or loss is recognized as a result of the disposition of previously acquired shares of Common Stock. The shares of Common Stock received by the Option holder, equal in number to the previously acquired shares exchanged therefore, will have the same basis and holding period as such previously acquired shares. The shares of Common Stock received by the Option holder in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date ordinary income is recognized.

          b.     Incentive Stock Options

An employee who is granted an Incentive Stock Option under the Plan does not recognize taxable income either on the date of grant or on the date of its timely exercise, provided that, in general, the exercise occurs during employment or within three months after termination of employment. Upon disposition of the Common Stock acquired upon exercise of an Incentive Stock Option, long-term capital gain or loss will be recognized in an amount equal to the difference between the sales price and the Option exercise price, provided that the employee has not disposed of the Common Stock within two years of the date of grant or within one year from the date of exercise. If the employee disposes of the Common Stock without satisfying both holding period requirements (a "Disqualifying Disposition"), he or she will generally recognize ordinary income at the time of such Disqualifying Disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise (the value on a later day may govern in the case of an Optionee who exercises an Incentive Stock Option within six months of the date of grant and whose sale of Common Stock at a profit could subject him or her to suit under Section 16(b) of the Exchange Act) over the exercise price or, if less, the excess of the amount realized on the Disqualifying Disposition over the exercise price. Any remaining gain or net loss is treated as a short-term or long-term capital gain or loss, depending upon how long the Common Stock is held. Unlike the case in which a Nonqualified Stock Option is exercised, the Company is not entitled to a tax deduction upon either the timely exercise of an Incentive Stock Option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

In addition to the regular income tax, an employee may be subject to the federal alternative minimum tax if his or her alternative minimum taxable income ("AMTI") exceeds certain amounts. The excess of the fair market value of the Common Stock received upon exercise of an Incentive Stock Option over the Option exercise price (the "spread") is includable in the employee's AMTI. In the case of a participant who exercises an Incentive Stock Option within six months after its date of grant and whose sale of Common Stock could subject him or her to suit under Section 16(b) of the Exchange Act, it is generally the excess of the fair market value on the date six months following the date of the grant of the Incentive Stock Option over the exercise price that is includable in AMTI. If a Disqualifying Disposition occurs at a loss in the same taxable year that the excess was includable in AMTI, the includable amount is limited to the excess of the amount realized on the Disqualifying Disposition over the exercise price. For the purpose of the AMTI, the gain or loss on sale of the Common Stock is calculated by including a basis adjustment for the amount included in AMTI upon exercise.

If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with previously acquired shares of Common Stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. Upon such exchange, and except as otherwise described herein, no gain or loss should be recognized on the exchange, and the shares of Common Stock received by the participant which are equal in number to the previously acquired shares exchanged therefore will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The Option holder, however, will not be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares of Common Stock received by the Option holder in excess of the number of previously acquired shares will have a basis of zero (or, if the exercise price is not completely paid for with previously acquired shares, the basis will equal the amount of any cash paid) and a holding period which commences as of the date the shares of Common Stock are issued to the Option holder upon exercise of the Incentive Stock Option. If such an exercise is effected using Common Stock previously acquired through the exercise of an Incentive Stock Option, the exchange of previously acquired shares of Common Stock will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

          c.     Stock Appreciation Rights

The recipient of a Stock Appreciation Right is not taxed upon the grant of the Stock Appreciation Right. Upon the exercise of a Stock Appreciation Right, the recipient generally will be taxed at ordinary income tax rates on the amount of cash received and the fair market value of any Common Stock received. If a recipient of a Stock Appreciation Right exercises the Stock Appreciation Right within six months of its date of grant and is subject to the restrictions on resale of Common Stock under Section 16(b) of the Exchange Act, such person generally recognizes ordinary income on the date six months following the date the Stock Appreciation Right was granted in an amount equal to the fair market value of the Common Stock on such later date. Nevertheless, such a recipient may elect within 30 days of the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the recipient is deductible by the Company in the year that the income is recognized. The recipient's basis in any shares acquired is equal to the amount of ordinary income recognized with respect to such shares, and, upon subsequent disposition, any further gain or loss is taxable either as short-term capital gain or loss, depending on how long the shares are held. The holding period for such shares commences as of the date ordinary income is recognized.

          d.     Restricted Stock Awards

In general, no income is recognized by the recipient upon the grant of a Restricted Stock Award. However, the recipient may elect, within 30 days after the date of receipt of the award, to recognize income arising from the award as of the award date. If such election is made, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount paid at the time of receipt. (If, however, such election is made and for any reason the restrictions imposed on the Common Stock fail to lapse, the individual will not be entitled to a deduction.) If such election is not made, the recipient will recognize ordinary income when the restrictions lapse equal to the excess of the fair market value of the Restricted Stock at the time and as to which the restrictions lapse over the amount which the recipient paid for such Restricted Stock (except that if the restrictions lapse within six months of the date of grant of the Restricted Stock and the recipient's sale of Common Stock could subject him or her to suit under Section 16(b) of the Exchange Act, it is the date six months after the date of grant that the fair market value of the Restricted Stock is includable in the recipient's income). The Company may deduct an amount equal to the income recognized by the recipient at the time the recipient recognizes the income.

Upon a sale of Restricted Stock after the restrictions lapse, short-term or long-term capital gain or loss will generally be recognized depending on how long the shares have been held after the restrictions lapse. If a recipient made an election to include the value of the stock in income when awarded, however, short-term or long-term capital gain or loss will be recognized depending on how long the shares have been held after the Award Date.

          e.     Performance Share Awards

A participant who has been granted a Performance Share Award will not recognize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When a Performance Share Award is paid, the participant will recognize ordinary income in an amount equal to the cash and/or fair market value of the Common Stock at the time of receipt. If shares of Common Stock are distributed to the recipient within six months of the date of the Performance Share Award and the recipient is subject to the restrictions on resale of Common Stock under Section 16(b) of the Exchange Act, the recipient will instead recognize income on the date six months after the Award Date based on the value of the Common Stock on such later date, unless the recipient elects within 30 days of the date of receipt to recognize income as of the date of receipt. The amount of ordinary income recognized by a participant is deductible by the Company in the year that the income is recognized. The recipient's basis in shares of Common Stock received under a Performance Share Award will be equal to the fair market value of the Common Stock on the date ordinary income is recognized and, upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of Common Stock are held. The holding period for such shares commences as of the date ordinary income is recognized.

          f.     Stock Bonus Awards

A participant who has been granted a Stock Bonus Award will recognize taxable income at the time of grant, and the Company will be entitled to a deduction at that time, equal to the fair market value of the shares of Common Stock granted. If however, the shares subject to the Stock Bonus Award are subject to restrictions, the Stock Bonus Award is taxed in the same manner as Restricted Stock Awards.

          g.     Accelerated Payments

If, as a result of certain changes in control of the Company, a recipient's Options or Stock Appreciation Rights become immediately exercisable, or restrictions immediately lapse on restricted stock, or if shares covered by a Performance Share Award are immediately issued, or a cash payment under a Performance Share Award is accelerated, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment". This amount will generally be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the recipient's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs ("Threshold Amount"). In such case, the excess of the total parachute payments over such recipient's average annual taxable compensation will be subject to a 20% nondeductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment that is subject to the excise tax.

If the net benefit of all such parachute payments, after taking into account federal, state and local income taxes (as well as the foregoing excise taxes) is less than the amount the participant would otherwise have received (taking into account federal, state and local income taxes) had the present value of the parachute payment equaled $1 less than the Threshold Amount, then the total parachute payments shall be reduced by the least possible amount so that their aggregate present value equals $1 less than the Threshold Amount. To the extent the participant or the Company cannot agree on the amount of the reduction the participant may select a law firm or accounting firm from among those regularly selected by the Company and the law firm or accounting firm shall determine the amount of the reduction. Any such determination shall be final and binding upon the participant and the Company.

          h.     Section 162(m) Limits

Notwithstanding the foregoing discussion of the deductibility of compensation under the Plan by the Company, Section 162(m) of the Code would render non-deductible to the Company certain compensation to the Chief Executive Officer and four other most highly compensated executives ("Executive Officers") in excess of $1,000,000 in any year unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from these limits on deductibility. Options and Stock Appreciation Rights that may be granted to Executive Officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in Section 162(m) and uncertainties regarding its ultimate interpretation and application in those circumstances, no assurances can be given that the compensation paid under the Plan to any Executive Officer will in fact be deductible, if it should, together with other non-exempt compensation paid to such Executive Officer, exceed $1,000,000.

          i.     Withholding Taxes

Except in certain circumstances, including Incentive Stock Options, federal income taxes will be required to be withheld upon the exercise or other realization of an Award. The tax consequences to a recipient of an Award under the Plan will differ depending on the manner in which the recipient elects to satisfy the withholding obligation.

The Compensation Committee may in its discretion grant a participant the right to elect to have the Company reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then fair market to satisfy applicable tax withholding requirements. If the recipient delivers previously owned shares of Common Stock to pay withholding taxes, the delivery of shares will be treated as a sale of stock and the participant will recognize long-term or short-term capital gain or loss depending upon the fair market value, basis and holding period of the previously owned shares so used.

If the recipient elects to have the Company reduce the number of shares of Common Stock otherwise issuable, or a recipient tenders back shares that were issued as part of an Award, the recipient should generally recognize no gain or loss as a result of the reduction in the net number of shares received. However, if a recipient uses previously owned shares of Common Stock to pay the exercise price of a Nonqualified Stock Option and the tax withholding requirements are satisfied by the withholding of shares otherwise issuable, the recipient's award will consist of two sets of shares. A number of shares awarded, equal to the number of previously owned shares exchanged to exercise the Option, will have the same basis and holding period as the previously owned shares. Shares awarded in excess of this number will have a basis equal to their fair market value at the time of taxation and a holding period beginning on the same date. If such excess shares have sufficient fair market value to satisfy the withholding obligation, the recipient will recognize no gain or loss as a result of the reduction in the number of shares of Common Stock received. However, to the extent that any shares of Common Stock retained by the Company to pay any withholding taxes have the same basis and holding period as previously owned shares, the participant will recognize gain or loss as described in the manner described above for tendering previously owned shares to satisfy the tax withholding obligation.

Employee Retirement Income Security Act of 1974

The Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code.

The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Annual Meeting is required to approve the amendment to the First Aviation Services Inc. Stock Incentive Plan.

The Board of Directors recommends a vote FOR the adoption of the amendment to the First Aviation Services Inc. Stock Incentive Plan.

New Plan Benefits under the Stock Incentive Plan

The number of awards that may be granted to employees, consultants or executive officers in the future under the Stock Incentive Plan are not determinable, although it is anticipated that grants to executive officers will be made in the future. In addition, awards of stock may be made to Directors in lieu of cash payments of Directors fees.

Equity Compensation Plan Information

The following table sets forth information as of January 31, 2003 regarding shares of the Company's common stock to be issued upon exercise and the weighted-average exercise price of all outstanding options, warrants and rights granted under the Company's equity compensation plan as well as the number of shares available for issuance under such plans. No equity compensation plans have been adopted without the approval of the Company's stockholders.

                                                                                              Number of
                                                                                              securities
                                                                                              remaining
                                                                                            available for
                                                                                           future issuance
                                                                                             under equity
                                                                                             compensation
                                          Number of securities       Weighted average           plans
                                           to be issued upon        exercise price of         (excluding
                                              exercise of              outstanding            securities
                                          outstanding options,      options, warrants        reflected in
              Plan Category               warrants and rights           and rights           column (a))
      -------------------------------    -----------------------    -------------------    -----------------
                                                 (a)                        (b)                  (c)
      Equity compensation plans
        approved by security holders             598,200                   $5.18               155,696

      Equity compensation plans not
        approved by security holders                 N/A                     N/A                   N/A
                                                     ---                     ---                   ---

      TOTAL                                      598,200                   $5.18               155,696
                                                 =======                   =====               =======

Solicitation of Proxies

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. In addition to solicitation by mail, solicitations also may be made by personal interview, facsimile, telecopy, telegram and telephone. The Company will use the services of American Stock Transfer & Trust Company to assist in soliciting proxies, and expects to pay a nominal fee for such services. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Consistent with the Company's confidential voting procedure, directors, officers and other regular employees of the Company, as yet undesignated, also may request the return of proxies by telephone, facsimile, telegram or in person.

Stockholder Proposals and Nominations of Board Members

If a stockholder intends to present a proposal for action at the 2004 Annual Meeting and wishes to have such proposal considered for inclusion in the Company's proxy materials in reliance on Rule 14a-8 under the Exchange Act, the proposal must be submitted in writing and received by the Secretary of the Company on or before January 19, 2004. Such proposal also must meet the other requirements of the rules of the SEC relating to stockholder proposals.

The Company's By-laws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations for individuals for election to the Board of Directors. In general, written notice of a stockholder proposal or a director nomination for the 2004 Annual Meeting must be received by the Secretary of the Company not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior the 2004 Annual Meeting (or, if less than 70 days notice of the date of the meeting is given by the Company, notice by the stockholder to be timely must be received by the Secretary of the Company no later than the 10th day following the day on which public announcement of the date of the meeting is first made by the Company), and must contain specified information and conform to certain requirements, as set forth in the By-laws. If the chairman at any stockholders meeting determines that a stockholder proposal or director nomination was not made in accordance with the By-laws, the Company may disregard such proposal or nomination.

In addition, if a stockholder submits a proposal outside of Rule 14a-8 for the 2003 Annual Meeting, and the proposal fails to comply with the advance notice procedures described by the By-laws, then the Company's proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Board of Directors to vote on the proposal. Proposals and nominations should be addressed to the Secretary of the Company, Michael D. Davidson, First Aviation Services Inc., 15 Riverside Avenue, Westport, Connecticut 06880-4214.


                                         By order of the Board of Directors,

                                         /s/ Michael D. Davidson
                                         ---------------------------------
                                         Michael D. Davidson
                                         Secretary